L.S., LLC

708 Capitol Avenue, Cheyenne, Wyoming 82007

Richard Carey, Managing Director

818-430-3337

rcarey7777@aol.com

CONTRACT OF ENGAGEMENT

This Contract of Engagement dated and effective as of December 14, 2012 by and between Richard Carey, Managing Director, LS., LLC (hereinafter referred to as The Consultant), and Gold Span Resources GSPN (hereinafter referred to as The Client).

Recitals:

        I.            The Client desires to obtain certain consulting services from The Consultant as more particularly described herein ("Scope of Services").

      II.            The Consultant is in the business of providing consulting services and has agreed to provide the services on the terms and conditions set forth in this agreement. Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Consultant and The Client hereby agree as follows.

Terms:

1.	Scope of Services. The Consultant will perform business development and financial consulting services on a non-exclusive basis for and on behalf of The Client in relation to business consulting.

2.	Status of The Consultant. The Consultant shall act as an Independent contractor and not as an agent or employee of The Client and The Consultant shall make no representation as an agent or employee of The Client. The Consultant shall be responsible for all taxes as an independent contractor. The Consultant shall have no authority to bind The Client or incur other obligations on behalf of The Client Likewise, The Client shall have no authority to bind The Consultant or incur obligations on behalf of The Consultant.

3.	Disclosure of Material Events. The Client agrees to promptly disclose to The Consultant in a timely manner those events/discoveries which are known and/or anticipated that may reasonably be expected to have an impact on the stock, business operations, future business, or public perception of The Client, as this has a material impact on the ability and effectiveness of The Consultant and services rendered.

4.	Conflict of Interest. The Consultant shall be free to perform services for other persons not engaged in the businesses in which The Client is engaged. The Consultant will notify The Client prior to performing consulting services for any other client that could conflict with The Consultant's obligations under this Agreement.

5.	Term. There will be an evaluation period so The Client can determine the effectiveness of The Consultant's work in behalf of The Client. If The Client determines that The Consultant has not been effective then in such event there will be no more stock compensation issued to The Consultant.

6.	Payment of Services: $25,000 upon the agreement of the essential terms of the Agreement described in the Terms Sheet executed on December 13th, and 5 million common shares of GSPN stock upon the execution of the formal Agreement sent to:

L.S.,LLC

708 Capitol Avenue

Cheyenne, Wyoming 82007

7.	Entire Agreement. This Contract of Engagement constitutes the entire contact of the parties with respect to the matters addressed herein and no modifications of this Agreement shall be enforceable unless in writing signed by both The Consultant and The Client. This agreement is not assignable by either party without the consent of the other. This agreement is for a full year.

ACCEPTED as of the date above first written:

Signed By:

/s/ Richard Carey

Richard Carey, Managing Director

L.S., LLC

Date: 12/14/12

Signed By:

/s/ Phillip Allen

Phillip Allen, President

Date: 12/14/12

Addendum to L.S. LLC Consulting Agreement

This Addendum is to the Consulting Agreement dated December 14, 2012 between Goldspan Resources, Inc., and LS. LLC.

WHEREAS: The fee mentioned in the consulting agreement is stated at $25,000.

WHEREAS: Since performance by Mr. Carey (the member of L.S. LLC) is uncertain, the Company is willing to advance the sum of $25,000 and the consultant is willing to accept said sum, but the allocation of funds shall be for IR Services of $14,745 and repayment of the balance due on the loan payable by Goldspan LS. LLC in the amount of $10,255.00.

THEREFORE: By the signatures below, the Consulting Agreement is amended to read as follows: The Company and the Consultant hereby agree that the allocation of funds for the payment of $25,000 from the Company ta L.S. LLC shall be allocated on the basis of I R Services $14,745 and repayment of the balance due on the loan payable by Goldspan to L.S. LLC in;the amount of $10,255.00.

Goldspan Resources, Inc.

By Signed: /s/ Phillip Allen

Phil Allen, President

L.S. LLC

By Signed: /s/ Richard Carey

Richard Carey, Manager

TERM SHEET BETWEEN GOLDSPAN RESOURCES, INC (GRI) AND LS LLC

In as much as GRI (Company) and LS LLC have been in discussions about LS LLC (Consultant) providing business development and financial consulting services on an Independent contractor basis and he general terms have been agreed upon, then this Term Sheet will suffice as the outline for the formal Agreement for Services to be completed by the Company attorney as soon as is practical. The following elements are the salient elements to be Included in the Agreement.

•	Consultant agrees to provide business development and financial consulting to the Company on an as needed basis and In the professional manner customary of such service providers, on a non-exclusive basis
•	The actual 'scope of services' will be more clearly defined in the Agreement
•	Status of The Consultant. The Consultant shall act as an independent contractor and not as an agent or employee of The Client and The Consultant shall make no representation as an agent or employee of The Client. The Consultant shall be responsible for all taxes as an Independent contractor. The Consultant shall have no authority to bind The Client or incur other obligations on behalf of The Client. Likewise, The Client shall have no authority to bind The Consultant or incur obligations on behalf of The Consultant.
•	Disclosure of Material Events. The Client agrees to promptly disclose to The Consultant In a timely manner those events/discoveries which are known and/or anticipated that may reasonably be expected to have an impact on the stock, business operations, future business, or public perception of The Client, as this has a material impact on the ability and effectiveness of The Consultant and services rendered.
•	Conflict of Interest. The Consultant shall be free to perform services for other persons not engaged in the businesses in which The Client Is engaged. The Consultant will notify The Client prior to performing consulting services for any other client that could conflict with The Consultant's obligations under the Agreement.
•	Term. There will be an evaluation period so he Company can determine the effectiveness of the Consultant's work On behalf of the Company. That term, or evaluation period shall be 90 days from the signing of his Term Sheet. If the Company determines that the Consultant has not been effective then, in such event, there will be no more stock compensation Issued to the Consultant and the Consulting Service Agreement can be terminated at any time in the sole discretion of the Company, without penalty.
•	Payment of Services: $25,000 upon the agreement of the essential terms of the Agreement described herein this Term Sheet and executed on December 13t11, and 5 million common shares of GSPN stock. Half of the shares shall be released upon singing of this Term Sheet and the second half at the end of the 90 day 'evaluation' period.

If the above key elements of Consulting Agreement between the Parties accurately reflects your best understanding and intentions of the herein salient elements, please so Indicate by affixing your signatures below on this 14th day of December 2012 and the Company will have counsel.

/s/ Philip Allen

Philip Allen, President, GRI

/s/ Richard Carey

Richard Carey, Managing Member, LS LLC

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